UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2016
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 28, 2016, the Company amended certain terms of its employment relationship with Harold Reed, Chief Operating Officer. Mr. Reed has ceased holding that office as of January 31, 2016. From February 1, 2016 through July 31, 2016, he will remain an employee serving under the direction of the Company’s President and CEO. His service to the Company will completely cease on July 31, 2016, unless Mr. Reed elects an earlier date. The Company and Mr. Reed have agreed as follows:
(i)Mr. Reed will receive his current base salary ($36,500 per month) during 2016, until his departure on July 31, 2016 or any earlier date Mr. Reed elects. However, he will not receive any incentive plan cash bonus for 2016 performance, nor will he be issued any new rights to receive long term incentive restricted share awards or performance share awards, for any portion of 2016, including for the month of January, 2016 during which he served as Chief Operating Officer. Mr. Reed will be allowed carryover vacation from 2015. No change is being made to Mr. Reed’s rights to receive his incentive cash bonus for 2015 performance, when such amount is determined.
(ii)The Company will accelerate the vesting of Mr. Reed’s currently unvested 4657 restricted share awards, or pay a cash equivalent, on July 31, 2016.
(iii)Under the Company’s 2014 Long Term Incentive Compensation Plan, Mr. Reed would be an eligible retiree on July 31, 2016, and would be awarded  his pro rata share of performance share units based on the Company’s performance during the three year performance periods ending December 31, 2016 and December 31, 2017 and his retirement date. Based on a July 31, 2016 retirement date, the maximum number of performance share units Mr. Reed could receive is 6717 for the period ending December 31, 2016, and 5317 for the period ending December 31, 2017 (actual performance share units awarded will depend on actual Company performance). No change is being made to Mr. Reed’s rights under that plan, except as follows: if Mr. Reed elects to retire earlier than July 31, 2016, the Company has agreed to award such performance share units as though he were an eligible retiree retiring on July 31, 2016.
(iv)Upon the Company’s existing Change in Control and Severance Policy, Mr. Reed is entitled to receive one year’s base salary ($438,000), and one year’s target cash bonus ($391,000) in the event of his severance from the Company, not for Cause, and not in connection with a Change in Control event. No change is being made to Mr. Reed’s rights under that plan, except as follows: the Company and Mr. Reed have agreed that such amount will be paid in 2017.
Mr. Reed will continue to be bound by agreements to maintain confidentiality of company information, non-solicitation of customers and employees, and certain competitive activities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

February 2, 2016	By:	/s/ Patrick E. Bowe

Name: Patrick E. Bowe
Title: Chief Executive Officer
(Principal Executive Officer)